UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: October 12, 2006

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-2128-D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 8.01 Other Events

On October 12, 2006 Nexia Holdings, Inc. entered into addendums with the majority of the current holders of option rights to acquire shares of the common stock of Nexia to provide for a floor price for exercise of the options as set forth in the following language:

ADDENDUM TO STOCK OPTION AGREEMENT

    Now comes Nexia Holdings, Inc. and , “Optionee,” a holder of a grant of options from Nexia pursuant to its employee benefit plan(s), and hereby agree that for all options not currently fully exercised, (that is full payment for the shares represented by the option has not yet been paid), that the options shall from this date forward, until fully exercised or they expire according to the terms of the Stock Option Agreement, that the price for the options shall be not be less than $0.000375 or 75% of a selling market price of $0.0005 or greater, for options granted with a floating option price set at 75% of the market price at the time of exercise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT     PAGE
NO.               NO.         DESCRIPTION

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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Date: October 13, 2006	By:	/s/ Richard Surber
Richard Surber CEO, CFO, President and Director

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